UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2012 (December 17, 2012)

Commission file number 001-11625

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, CH-8200 Schaffhausen, Switzerland
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

Pentair Finance S.A. Exchange Offer

On December 18, 2012, Pentair Finance S.A. (“PFSA”), a wholly-owned subsidiary of Pentair Ltd. (the “Company”), completed an exchange offer (the “Exchange Offer”) pursuant to which it exchanged $373,026,000 in aggregate principal amount of 5.000% senior notes due 2021 of Pentair, Inc. (“Pentair”), a wholly-owned, indirect subsidiary of the Company (the “Existing Notes”), for a like amount of new 5.000% senior notes due 2021 of PFSA (the “New Notes”) plus approximately $3.7 million in cash. Upon completion of the Exchange Offer, there were $126,974,000 in aggregate principal amount of Existing Notes remaining outstanding.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). PFSA exchanged the New Notes with holders of Existing Notes pursuant to Rule 144A of the Securities Act.

Supplemental Indenture

The New Notes are governed by an Indenture (the “Indenture”), dated as of September 24, 2012, among PFSA, as issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “PFSA Indenture Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of December 18, 2012, among PFSA, as issuer, the Company, as guarantor and the PFSA Indenture Trustee (the “Fifth Supplemental Indenture”). The Fifth Supplemental Indenture, which includes the form of the New Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Fifth Supplemental Indenture and the New Notes in this report are summaries only and are qualified in their entirety by the terms of the Fifth Supplemental Indenture and the New Notes, respectively.

The New Notes are PFSA’s senior unsecured obligations and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt. The Company has unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts (as defined in the Indenture), if any, on the New Notes. The guarantees rank equally in right of payment with the Company’s existing and future unsecured debt.

The New Notes mature on May 15, 2021 and bear interest at a rate of 5.000% per year from December 18, 2012.

Interest on the New Notes will be payable on May 15 and November 15 of each year, commencing on May 15, 2013, to the holders of record at the close of business on the May 1 and November 1 prior to each interest payment date. In certain circumstances described below under “Exchange and Registration Rights Agreement”, PFSA may be required to pay additional interest.

PSFA may redeem the New Notes, in whole or in part, at any time before February 15, 2021 (three months prior to the maturity date of the New Notes) at a price equal to the greater of 100% of the principal amount of the New Notes being redeemed and a “make-whole” amount, plus accrued and unpaid interest. PSA may redeem the New Notes, in whole or in part, on or after February 15, 2021 (three months prior to the maturity date of the New Notes) at a price equal to 100% of the principal amount of the New Notes being redeemed, plus accrued and unpaid interest. PFSA may also redeem all, but not less than all, of a series of New Notes in the event of certain tax changes affecting such New Notes.

Upon the occurrence of a change of control triggering event (as defined in the Fifth Supplemental Indenture), unless PFSA has exercised its right to redeem the New Notes, PFSA will be required to offer to repurchase all of the New Notes then outstanding at a purchase price equal to 101% of the principal amount of the New Notes repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Exchange and Registration Rights Agreement

In connection with the issuance of the New Notes, PFSA and the Company entered into an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”), dated as of December 18, 2012. Under the Exchange and Registration Rights Agreement, PFSA and the Company agree to: (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) an exchange offer registration statement with respect to an exchange offer registered under the Securities Act to exchange the New Notes for notes (the “Exchange Notes”) that are identical in all material respects to the New Notes (except that the Exchange Notes will not contain transfer restrictions or any increase in annual interest rate) by the earlier of 180 days after December 18, 2012 and the date on which PFSA and the Company file a registration statement relating to an exchange offer for PFSA’s $550 million aggregate principal amount of 3.15% Senior Notes due 2022 and $350 million aggregate principal amount of 1.875% Senior Notes due 2017 issued in September 2012 (the “2017/2022 Notes”) with the SEC, (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by the earlier of 365 days after December 18, 2012 and the date on which the registration statement relating to the exchange offer for the 2017/2022 Notes is declared effective, (iii) commence the exchange offer promptly, but no later than 10 business days after the registration statement has become effective, (iv) hold the exchange offer open for not less than 20 business days and (v) complete the exchange offer no later than 30 business days after the commencement of the exchange offer.

If the exchange offer is not consummated, then under certain circumstances and within specified time periods, PFSA and the Company are required to file a shelf registration statement covering resales of the New Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the New Notes cease to be registrable securities.

Subject to certain limitations, PFSA will be required to pay the holders of the New Notes special interest on the New Notes if PFSA fails to register the New Notes or consummate the exchange offer within, or to keep such registration statement effective during, specified time periods or if PFSA requires holders to refrain from disposing of their registrable securities for a period exceeding 60 days in the aggregate during any consecutive 12-month period.

A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The description of the Exchange and Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Exchange and Registration Rights Agreement.

Amendments to the Pentair, Inc. Indenture

As a result of receiving the requisite consents from holders of Existing Notes pursuant to the consent solicitation (the “Consent Solicitation”) that accompanied the Exchange Offer, on December 17, 2012, the Company, Pentair and Wells Fargo Bank, National Association, as trustee (the “Pentair Indenture Trustee”) entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), which amended certain provisions of the senior indenture (the “Base Indenture”), dated as of May 2, 2011, supplemented by the first supplemental indenture (the “First Supplemental Indenture”), dated as of May 9, 2011, which provided for the issuance of the Existing Notes. The Fourth Supplemental Indenture amended (i) the Base Indenture to delete Section 3.2, which required Pentair to deliver to the Pentair Indenture Trustee certain reports filed with the SEC and clauses (5) (cross-acceleration) and (7) (judgment defaults) of Section 6.1, which were events of default, and (ii) the First Supplemental Indenture to delete Section 5.01, which limited Pentair’s ability to incur debt or other obligations secured by liens and Section 5.02, which limited Pentair’s ability to enter into sale and leaseback transactions. The Fourth Supplemental Indenture became effective on the close of business on December 18, 2012. The Fourth Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Fourth Supplemental Indenture in this report is a summary only and is qualified in its entirety by the terms of the Fourth Supplemental Indenture.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

ITEM 8.01 Other Events

On December 18, 2012, the Company issued a press release announcing the final results of the Exchange Offer and Consent Solicitation. Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are being filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 18, 2012.

PENTAIR LTD.
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR LTD.

Exhibit Index to Current Report on Form 8-K

Dated December 18, 2012

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of December 18, 2012, among Pentair Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee).

4.2	Fourth Supplemental Indenture, dated as of December 17, 2012, among Pentair, Inc. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee).

4.3	Exchange and Registration Rights Agreement among Pentair Finance S.A., Pentair Ltd. and the dealer managers named therein, dated as of December 18, 2012.

99.1	Pentair Ltd. press release dated December 18, 2012 announcing the final results of the exchange offer and consent solicitation relating to the 5.000% senior notes issued by Pentair, Inc.